Ruthigen Reports Fiscal Second Quarter 2015 Financial Results

To Host Conference Call at 4:30 P.M. EST on Thursday, Nov. 13, 2014

SANTA ROSA, Calif., Nov. 13, 2014 /PRNewswire/ -- Ruthigen, Inc. (NASDAQ: RTGN) today reported financial results for its fiscal second quarter 2015 ended September 30, 2014.

Company Highlights

  Ruthigen obtained DMC clearance to begin Phase 1/2 clinical trial.
  Ruthigen initiated activities and announced first patient enrollment in the Phase 1/2 clinical trial for RUT58-60.  The Phase 1/2 trial will be a controlled, double blind, randomized, and multi-centered clinical trial to evaluate the safety, tolerability, and potential efficacy of RUT58-60 as an adjunct therapy to systemic antibiotics for the prevention of infection associated with abdominal surgery.
  Phase 1/2 clinical trial enrollment targeted to be completed in the first calendar quarter of 2015.

Results for the Three and Six Months Ending September 30, 2014

As of September 30, 2014, Ruthigen had cash of $12.9 million, compared with $15.6 million as of March 31, 2014. For the three months ended September 30, 2014, Ruthigen reported a net loss of $1.7 million, or $0.35 per share, compared with a net loss of $1.0 million, or $0.50 per share, for the same period in fiscal 2014. For the six months ended September 30, 2014, Ruthigen reported a net loss of $3.4 million, or $0.72 per share, compared with a net loss of $1.5 million, or $0.74 per share, for the same period in fiscal 2014. Non-cash stock-based compensation expenses during the three and six months ended September 30, 2014 were approximately $0.3 million and $0.5 million, respectively, compared with there being no stock-based compensation expenses during the same periods in fiscal 2014.

Research and development expenses for the three months ended September 30, 2014 were $0.6 million compared with $0.5 million for the same period in fiscal 2014. Research and development expenses for the six months ended September 30, 2014 were $1.3 million compared with $0.7 million for the same period in fiscal 2014. The increases were primarily a result of the commencement of Ruthigen's clinical research operations and preparations for the Company's Phase 1/2 clinical trial for RUT58-60, as well as higher personnel related costs.

Selling, general and administrative expenses for the three months ended September 30, 2014 were $1.1 million, compared to $0.5 million for the same period in fiscal 2014. Selling, general and administrative expenses for the six months ended September 30, 2014 were $2.1 million, compared to $0.8 million for the same period in fiscal 2014. The increases were primarily a result of increased legal, accounting, and other consulting and professional activities associated with being a public company, and stock-based compensation expenses associated with equity grants issued during fiscal 2015.

Conference Call

Ruthigen's management will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) on November 13, 2014, to discuss the Company's fiscal second quarter 2015 results. Individuals interested in participating in the conference call may do so by dialing 1-888-347-1332 for domestic callers or 1-412-902-4278 for international callers. Those interested in listening to the conference call live via the internet may do so at http://www.videonewswire.com/event.asp?id=101000. Please log on approximately 30 minutes prior to the presentation in order to complete the registration process.

A telephone replay will be available for seven days following the conclusion of the call by dialing 877-344-7529 for domestic callers, or 412-317-0088 for international callers, and entering conference code 10056012. A webcast replay will be available on the site at http://www.videonewswire.com/event.asp?id=101000 for one year following the call.

About Ruthigen

Ruthigen is a biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics designed to prevent and treat infection in invasive applications. The Company's lead drug candidate, RUT58-60, is a broad-spectrum anti-infective that Ruthigen is developing for the prevention and treatment of infection in surgical and trauma procedures. The addressable market for RUT58-60 is approximately 30 million surgical and trauma procedures that are performed annually in the United States. The Company's clinical program targets an initial $700 million potential market in the prevention of infections associated with abdominal surgery, with the market for the prevention of infections associated with all types of surgery being estimated at $3 billion. The Company plans to complete its Phase 1/2 clinical trial in the first calendar quarter of 2015 and, pending the successful completion of that trial, Ruthigen plans to conduct pivotal clinical trials. For more information, visit www.ruthigen.com or call 707-525-9900.

About RUT58-60

RUT58-60 is a broad-spectrum anti-infective drug candidate designed for prophylactic use during invasive surgical procedures. The new chemical formulation contains hypochlorous acid (HOCl) with no hypochlorite, and utilizes other small molecule stabilizers. The drug candidate has been shown in laboratory tests, to eradicate both gram-positive and gram-negative bacteria, including antibiotic resistant bacteria, within the first 30 seconds of contact time. RUT58-60 was designed to improve patient lives, redefine infection control in surgical procedures and deliver cost savings to hospitals. RUT58-60 is proposed for use as an adjunct therapy in combination with prophylactic systemic antibiotics in abdominal surgical procedures. RUT58-60 is designed to improve patient outcomes, cut costs associated with hospital-acquired infections and reduce the emergence of harmful antibiotic-resistant bacteria. Because it is designed to be used in an intra-operative abdominal lavage -- a common procedure in invasive surgery -- it has the advantage of requiring no changes to surgeon or hospital procedures.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the timing, progress and anticipated results of the clinical development of RUT58-60, including the timing of the initiation of planned clinical trials of RUT58-60 and regulatory submissions, statements regarding the indications for which we may seek approval of RUT58-60, statements regarding our ability to fund further development of our clinical programs, our ability to achieve our milestones, as well as Ruthigen's strategy, future operations, outlook, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and we caution investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ from the forward-looking statements that we make. Such factors include, among others, risks and uncertainties associated with the results of clinical trials, which may not support our claims or beliefs concerning the safety and effectiveness of RUT58-60, our ability to obtain and maintain regulatory approval of RUT58-60 and any other product candidates we may develop, the labeling under any approval we may obtain, our ability to finance the development of RUT58-60, approvals for clinical trials, which may be delayed or withheld by regulatory agencies, regulatory risks, risk that our pre-clinical studies and clinical trials may not be successful or confirm earlier results or meet expectations or meet regulatory requirements or meet performance thresholds for commercial success, risks associated with our relationship with our former parent, Oculus Innovative Sciences, Inc., our ability to attract collaborators and partners and our reliance on third party organizations. Additional risks are described in the reports we file with the Securities and Exchange Commission. Ruthigen is providing this information as of the date hereof and expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

RUTHIGEN, INC.
CONDENSED BALANCE SHEETS

	September 30,	March 31,
	2014	2014
	(unaudited)
Assets

Current Assets:
Cash	$ 12,880,000	$ 15,571,000
Prepaid expenses and other current assets	289,000	3,000

Total Current Assets	13,169,000	15,574,000

Property and equipment, net	105,000	2,000

Total Assets	$ 13,274,000	$ 15,576,000

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$ 573,000	$ 410,000
Payable to Former Parent	2,000	537,000

Total Current Liabilities	575,000	947,000

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.0001 par value;
500,000 shares authorized;
no shares issued and outstanding
at September 30, 2014 and March 31, 2014, respectively	-	-
Common stock, $0.0001 par value;
100,000,000 shares authorized;
4,804,290 and 4,650,000 shares issued and outstanding
at September 30, 2014 and March 31, 2014, respectively	480	465
Additional paid-in capital	19,792,520	18,297,535
Accumulated deficit	(7,094,000)	(3,669,000)

Total Stockholders' Equity	12,699,000	14,629,000

Total Liabilities and Stockholders' Equity	$ 13,274,000	$ 15,576,000

RUTHIGEN, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	For The Three Months Ended		For The Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$ -	$ -	$ -	$ -

Operating Expenses
Research and development	629,000	495,000	1,305,000	670,000
Selling, general and administrative	1,086,000	499,000	2,129,000	801,000

Total Operating Expenses	1,715,000	994,000	3,434,000	1,471,000

Loss From Operations	(1,715,000)	(994,000)	(3,434,000)	(1,471,000)

Other Income
Interest income	5,000	-	9,000	-

Total Other Income	5,000	-	9,000	-

Net Loss	$ (1,710,000)	$ (994,000)	$ (3,425,000)	$ (1,471,000)

Net Loss Per Share
- Basic and Diluted	$ (0.35)	$ (0.50)	$ (0.72)	$ (0.74)

Weighted Average Number of
Common Shares Outstanding
- Basic and Diluted	4,819,732	2,000,000	4,785,917	2,000,000

CONTACT: Media Contact: Jerry Schranz, Beckerman, 201-465-8020, jshranz@beckermanpr.com; Investor Contact: Sameer Harish, Chief Financial Officer, 707-525-9900, info@ruthigen.com